SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

HEARTLAND OIL AND GAS CORP.
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(Exact Name of Registrant as Specified in Charter)

Nevada	000-32669	91-1918326
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(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

12603 Southwest Freeway, Suite 285
Houston, TX 77477
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(Address of Principal Executive Offices)

(713) 231-0300
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(Registrant’s Telephone Number, including area code)

Section 3.     Securities and Trading Periods

Item 3.02     Unregistered Sales of Equity Securities.

On September 26, 2007, the Registrant and Universal Property Development and Acquisition Corporation (“UPDA”), a Nevada corporation and the Registrant’s controlling shareholder, agreed to terms for the conversion of all the outstanding promissory notes of the Registrant held by UPDA, with a principal amount of $4,756,000, into shares of the Registrant’s Series B Convertible Preferred Stock (the “Note Conversion”). Pursuant to the terms of the Note Conversion, the Registrant agreed to issue, and UPDA agreed to accept, one (1) share of Series B Convertible Preferred Stock (the “Series B Preferred”) for each one (1) dollar of note principal amount converted. Under these terms, UPDA agreed to present all of the promissory notes of the Registrant held by them for conversion and for such conversion to have an effective date of September 26, 2007. On September 26, 2007, the board of directors of the Registrant approved the terms of the Note Conversion.

As a result of the Note Conversion, the Registrant issued an aggregate of 4,756,000 shares of Series B Preferred stock to UPDA in exchange for all the outstanding promissory notes of the Registrant held by UPDA, and all such promissory notes were retired by the Registrant as of September 26, 2007. The shares of Series B Preferred issued to UPDA are restricted shares and were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder and Registrant affixed appropriate legends to the stock certificates so issued. The shares issued to UPDA are subject to Rule 144 under the Act and therefore generally cannot be resold for a period of twelve months from the date of issuance. No general solicitations were made in connection with the transaction, and prior to making any offer or sale, the Registrant had reasonable grounds to believe and believed that UPDA was capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment.

Pursuant to the terms of the Certificate of Designation of Powers, Preferences and Rights of the Series B Preferred, each share of Series B Preferred stock is currently convertible into twenty-five (25) shares of the Registrant’s common stock and UPDA has the right to vote the shares of Series B Preferred on an “as converted” basis in any and all matters for which the holders of our common stock are entitled to vote. The 4,756,000 shares of Series B Preferred stock held by UPDA, is currently convertible into an aggregate of 118,900,000 shares of the Registrant’s common stock. Each share of Series B Preferred also has a liquidation preference over the Registrant’s common stock in the amount of one (1) dollar per share. The shares of the Registrant’s common stock issuable to UPDA upon conversion of the Series B Preferred would be restricted stock upon issuance and would be subject to Rule 144 under the Act, and, therefore, generally could not be resold for a period of twelve months from the date of issuance of the Series B Preferred.

The foregoing description of the Certificate of Designation of Powers, Preferences and Rights of the Series B Preferred is not intended to be complete and is qualified in its entirety by the complete text of that document, the form of which is attached as Exhibit 4.1 to this Report.

Section 9.      Financial Statement and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

4.1	Form of the Certificate of Designation of Powers, Preferences and Rights of the Series B Convertible Preferred Stock of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Heartland oil & Gas Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2007

HEARTLAND OIL & GAS CORP.

By:	/s/ Steven A. Fall
Steven A. Fall
Interim President